SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 22, 2000


                             A.B. Watley Group Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                     1-14897                    13-3911867
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



40 Wall Street, New York, New York                                      10005
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code          212-422-1100
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         (Former name or former address, if changed since last report.)



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Item 5. Other Events and Regulation FD Disclosure.
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         On November 22, 2000 A.B. Watley Group Inc. (the "Company") and E*TRADE
Group, Inc. ("E*TRADE") entered into a Software License Agreement (the "Agreement"). Pursuant to the Agreement, E*TRADE will license features of the Company's proprietary "Direct Access" trading software. The Company and E*TRADE will work together to create a customized trading product. Attached as an Exhibit hereto is the Company's press release announcing the signing of the Agreement.

         The Company intends to request confidential treatment from the Securities and Exchange Commission (the "SEC") for certain of the provisions of the Agreement that contain sensitive competitive information. Accordingly, the Agreement is not being attached as an Exhibit to this Report. The Company will file the Agreement with the SEC as soon as its request for confidential treatment has been processed by the SEC.

Item 7. Financial Statements and Exhibits.
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         (c)(1) Press Release, dated December 1, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     A.B. WATLEY GROUP INC.



Date:    December 1, 2000                            By: /s/ ANTHONY G. HUSTON
                                                         -----------------------
                                                             Anthony G. Huston
                                                             President













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